As filed with the Securities and Exchange Commission on July 16, 2002

Registration No. ___________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LSI LOGIC CORPORATION
(Exact name of issuer as specified in its charter)

DELAWARE (State of Incorporation)	94-2712976 (I.R.S. Employer Identification No.)

1551 McCarthy Boulevard
Milpitas, California 95035
(Address of Principal Executive Offices)

LSI LOGIC CORPORATION
EMPLOYEE STOCK PURCHASE PLAN
AMENDED AND RESTATED
(Full title of the Plan)

David G. Pursel
Vice President, General Counsel & Corporate Secretary
LSI LOGIC CORPORATION
1551 McCarthy Boulevard, Milpitas, California 95035
(408) 433-8000
(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed Maximum
Title of Securities	Amount to be	Maximum	Offering Aggregate	Amount of
to be Registered	Registered	Price Per Unit*	Offering Price*	Registration Fee

Common Stock	10,000,000 shares	$7.56	$75,600,000	$6,956

*Estimated in accordance with Rule 457(c) for the purpose of calculating the registration fee on the basis of $7.56 per share, which was the average of the high and low prices of the Common Stock on the New York Stock Exchange, Inc. on July 15, 2002.

Part II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     There are hereby incorporated by reference in this registration statement the following documents and information heretofore filed with the Securities and Exchange Commission:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “ Exchange Act”);

(b) The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002 filed pursuant to Section 13 of the Exchange Act;

(c) The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed on August 29, 1989, pursuant to Section 12(b) of the Exchange Act;

(d) The Company’s Current Reports on Form 8-K dated January 25, 2002 and April 26, 2002 pursuant to Section 13 of the Exchange Act; and

(e) The description of the Company’s Amended and Restated Preferred Shares Rights Agreement contained in the Company’s Registration Statement on Form 8-A-12G/A filed on December 8, 1998, pursuant to Section 12(g) of the Exchange Act.

     All documents filed by the Company pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act on or after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Section 10 of the Restated Certificate of Incorporation and Article VI of the Bylaws of the Company provide for indemnification of certain agents to the maximum extent permitted by the Delaware General Corporation Law. Persons covered by these indemnification provisions include current and former directors, officers, employees and other agents of the Company, as well as persons, who serve at the request of the Company as directors, officers, employees or agents of another enterprise. In addition, the Company has entered into indemnification agreements with its directors and officers pursuant to which the Company has agreed to indemnify such individuals and to advance expenses incurred in defending any action or proceeding to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

Exhibit
Number	Description

4.1	Amended and Restated Preferred Shares Rights Agreement dated November 20, 1998.(1)

5.1	Opinion of Counsel as to legality of securities being registered.

10.13	Employee Stock Purchase Plan Amended and Restated.

23.1	Consent of Independent Accountants.

23.2	Consent of Counsel (contained in Exhibit 5.1 hereto).

24.1	Power of Attorney (see page 6).

(1)	Incorporated by reference to exhibits filed with the Company’s Form 8-A12G/A (No. 001-10317) filed on December 8, 1998.

Item 9. Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions describe above in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred by paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 16th day of July, 2002

LSI LOGIC CORPORATION

By:	/s/ Bryon Look

Bryon Look Executive Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wilfred J. Corrigan and Bryon Look, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Wilfred J. Corrigan Wilfred J. Corrigan	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	July 16, 2002

/s/ Bryon Look Bryon Look	Executive Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 16, 2002

/s/ T.Z. Chu T.Z. Chu	Director	July 16, 2002

/s/ Malcolm R. Currie Malcolm R. Currie	Director	July 16, 2002

/s/ James H. Keyes James H. Keyes	Director	July 16, 2002

/s/ R. Douglas Norby R. Douglas Norby	Director	July 16, 2002

/s/ Matthew J. O’Rourke Matthew J. O’Rourke	Director	July 16, 2002

/s/ Gregorio Reyes Gregorio Reyes	Director	July 16, 2002

/s/ Larry W. Sonsini Larry W. Sonsini	Director	July 16, 2002

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Amended and Restated Preferred Shares Rights Agreement, dated November 20, 1998.(1)

5.1	Opinion of Counsel as to legality of securities being registered.

10.13	Employee Stock Purchase Plan Amended and Restated.

23.1	Consent of Independent Accountants.

23.2	Consent of Counsel (contained in Exhibit 5.1 hereto).

24.1	Power of Attorney (see page 6).

(1)	Incorporated by reference to exhibits filed with the Company’s Form 8-A12G/A (No. 001-10317) filed on December 8, 1998.